We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Statutory Stock Option Plan for Directors and the Stock Incentive Plan of The Franklin Holding Corporation of our report dated February 24, 1999, with respect to the financial statements of Franklin Capital Corporation (formerly, The Franklin Holding Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                   /s/Ernst & Young LLP